                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                              ANDROS INCORPORATED
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $.01 per share (the "Shares"), of Andros Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Chemical Mellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                  CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.

          BY MAIL:              BY FACSIMILE TRANSMISSION:        BY HAND OR OVERNIGHT
                                (FOR ELIGIBLE INSTITUTIONS              COURIER:
                                           ONLY)
 Chemical Mellon Shareholder          (201) 296-4293           Chemical Mellon Shareholder
      Services, L.L.C.             CONFIRM BY TELEPHONE:            Services, L.L.C.
  Reorganization Department           (201) 296-4100                  120 Broadway
        P.O. Box 845                                                   13th Floor
       Midtown Station                                          New York, New York 10271
     New York, New York
            10018                                               Attention: Reorganization
                                                                       Department

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to Andros Acquisition Inc., a corporation organized and existing under the laws of the State of Delaware and a direct wholly owned subsidiary of Andros Holdings Inc., a corporation organized and existing under the laws of the State of Delaware and formed at the direction of Genstar Capital Partners II, L.P., a Delaware limited partnership, the sole general partner of which is Genstar Capital LLC, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 21, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

Number of Shares:
                                                       SIGNATURE(S) OF HOLDER(S)
Certificate Nos. (if available):              Dated: , 199
                                              Name(s) of Holder(s):
Check one box if Shares will be delivered
by book-entry transfer:
  / / The Depository Trust Company                        PLEASE TYPE OR PRINT
  / / Midwest Securities Trust Company
                                                                ADDRESS
  / / Philadelphia Depository Trust Company
                                                                                  ZIP CODE
Account No.:
                                                      AREA CODE AND TELEPHONE NO.

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

                     NAME OF FIRM                                         AUTHORIZED SIGNATURE
                        ADDRESS                                                   TITLE
                                                         Name:
                                               ZIP CODE                   PLEASE TYPE OR PRINT
                                                         Dated: , 199
              AREA CODE AND TELEPHONE NO.

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.